                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

    ------------------------------------------------------------------------

                             ROPER INDUSTRIES, INC.

                                    as Issuer

                                       and

                                 SUNTRUST BANK,

                                   as Trustee

                          First Supplemental Indenture

                          Dated as of December 29, 2003

    ------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                             Page
ARTICLE I DEFINITIONS.....................................................................................     2

         SECTION 1.01      Terms Defined in the Indenture.................................................     2

         SECTION 1.02      Definitions....................................................................     2

ARTICLE II FORM AND TERMS OF THE NOTES....................................................................    10

         SECTION 2.01      Form Generally.................................................................    10

         SECTION 2.02      Terms of the Notes.............................................................    12

         SECTION 2.03      Calculations...................................................................    14

         SECTION 2.04      Application of Section 3.03 of the Indenture...................................    14

         SECTION 2.05      Registration, Registration of Transfer and Exchange............................    14

         SECTION 2.06      Payment of Interest; Interest Rights Reserved..................................    15

         SECTION 2.07      Satisfaction and Discharge.....................................................    16

         SECTION 2.08      Events of Default..............................................................    17

         SECTION 2.09      Acceleration of Maturity; Rescission and Annulment.............................    18

         SECTION 2.10      Unconditional Right of Holders to Receive Principal, Premium and Interest......    19

         SECTION 2.11      Waiver of Past Defaults........................................................    19

         SECTION 2.12      Notice of Defaults.............................................................    20

         SECTION 2.13      Consolidation, Merger, Conveyance, Transfer or Lease...........................    20

         SECTION 2.14      Supplemental Indentures Without the Consent of Holders.........................    21

         SECTION 2.15      Supplemental Indentures With the Consent of Holders............................    22

         SECTION 2.16      Payment of Notes...............................................................    23

         SECTION 2.17      Statement as to Compliance.....................................................    24

         SECTION 2.18      Waiver of Compliance...........................................................    24

         SECTION 2.19      Limitation on Senior Subordinated Indebtedness.................................    24

         SECTION 2.20      SEC and Other Reports..........................................................    25

         SECTION 2.21      Covenant to Comply With Securities Laws Upon Purchase of Notes.................    25

         SECTION 2.22      Further Instruments and Acts...................................................    26

         SECTION 2.23      Redemption and Purchases.......................................................    26

         SECTION 2.24      Application of the Article of the Indenture Regarding Defeasance and
                           Covenant Defeasance............................................................    36

         SECTION 2.25      Conversions....................................................................    37

         SECTION 2.26      Tax Matters....................................................................    49

         SECTION 2.27      Subordination of Notes.........................................................    50

ARTICLE III MISCELLANEOUS.................................................................................    57

         SECTION 3.01      Effect of Headings and Table of Contents.......................................    57

         SECTION 3.02      Successors and Assigns.........................................................    57

         SECTION 3.03      Benefits of Indenture..........................................................    57

         SECTION 3.04      Governing Law..................................................................    58

         SECTION 3.05      Separability...................................................................    58

         SECTION 3.06      Counterparts...................................................................    58

         SECTION 3.07      Ratification...................................................................    58

         SECTION 3.08      Annexes and Exhibits...........................................................    58

         SECTION 3.09      Effectiveness..................................................................    58

Annex 1           Projected Payment Schedule

Exhibit A-1       Form of Face of Global Note

Exhibit A-2       Form of Certificated Note

                          FIRST SUPPLEMENTAL INDENTURE

                  FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of December 29, 2003 among ROPER INDUSTRIES, INC., a Delaware corporation (the "Company"), and SUNTRUST BANK, a Georgia banking corporation, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of November 28, 2003 (the "Base Indenture", as supplemented by this First Supplemental Indenture, the "Indenture"), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

                  WHEREAS, the issuance and sale of up to $582,249,000 aggregate principal amount at maturity of the Company's Senior Subordinated Convertible Notes due 2034 (the "Notes") has been authorized by resolutions adopted by the Board of Directors and the Pricing Committee of the Board of Directors of the Company;

                  WHEREAS, the Company desires to issue and sell the Notes on the date hereof;

                  WHEREAS, Sections 9.01(b), 9.01(c), 9.01(e) and 9.01(g) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Base Indenture to, among other things, establish the form and terms of any series of Securities;

                  WHEREAS, the Company desires to (a) establish the form and terms of the Notes and (b) provide whether certain Articles of the Indenture will apply to the Notes; and

                  WHEREAS, all things necessary to make this First Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done;

                  NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this First Supplemental Indenture, which shall apply to the Notes along with the Base Indenture as supplemented by this First Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.01 Terms Defined in the Indenture.

                  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented or modified hereby for the Notes.

SECTION 1.02 Definitions.

                  (a) For the benefit of the Holders of the Notes, Section 1.01 of the Base Indenture shall be supplemented for the Notes by replacing the definitions of such terms contained in the Base Indenture or adding definitions as follows:

                  "Applicable Stock Price" means, in respect of a Conversion Date, the average of the Closing Sale Prices per share of Common Stock over the five Trading Day period starting the third Trading Day following such Conversion Date.

                  "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shortest of:

                  (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or dividends or distribution in respect of which the Average Sale Price is being calculated, or

                  (ii) the period (x) commencing on the date next succeeding the first public announcement of (1) the issuance of rights, warrants or options or
(2) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days), or

                  (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (1) issuance of rights, warrants or options or (2) distribution, in each case, for which an adjustment is required by the provisions of Section 16.07, 16.08, 16.09 or 16.10 hereof and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days).

                  In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, distribution, subdivision, combination or reclassification to which Section 16.06(a), (b), (c) or (d) hereof applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, distribution, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

                  "Business Day" means any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.

                  "Capital Stock" for any corporation or limited liability company means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation or limited liability company.

                  "Closing Sale Price" of the Common Stock on any Trading Date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such Trading Date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the NYSE or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

                  "Common Stock" means the shares of common stock, $.01 par value per share, of the Company as it exists on the date of this First Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

                  "Contingent Cash Interest" means such cash interest payable, as described in Section 2.02(e).

                  "Current Market Price" on any date of determination means the average of the daily Closing Sale Prices per share of Common Stock for each of the 10 consecutive Trading Days ending on the earlier of such date of determination and the day before the "ex-date" with respect to the issuance, dividend or distribution requiring such computation immediately prior to the date in question. For purpose of this definition, the term "ex-date," means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such dividend or distribution.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the New Senior Secured Credit Facility and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $20 million and which is specifically designated in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Ex-Dividend Time" means with respect to stockholders of the Company entitled to receive rights, warrants or options or a dividend or distribution, the time immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or a dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

                  "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                  "Issue Date" of any Note means the date on which the Note was deemed issued as set forth on the face of the Note.

                  "Issue Price" of any Note means, in connection with the original issuance of such Note, the initial issue price at which the Note is sold as set forth on the face of the Note.

                  "New Senior Secured Credit Facility" means the Company's credit agreement among the Company, the subsidiaries of the Company referred to therein, the lenders from time to time party thereto, Merrill Lynch Capital Corporation, as documentation agent, Wachovia Bank, National Association, as syndication agent and JPMorgan Chase Bank, as administrative agent, dated as of December 29, 2003 as the same may be amended, restated, modified or refinanced from time to time (including, without limitation, any such amendment, restatement, modification or refinancing that increases the principal amount outstanding or committed thereunder).

                  "NYSE" means the New York Stock Exchange.

                  "Original Issue Discount" of any Note means the difference between the Issue Price and the Principal Amount at Maturity of the Note, which shall accrue as set forth in the form of the Note.

                  "Outstanding," when used with respect to Notes, means Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 3.06 or 3.09 hereof and delivered to it for cancellation and those described in this definition as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles V and IX).

                  If a Note is replaced pursuant to Section 3.06, the replaced Note ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code unaware that such Note has been replaced, in which case the replacement security shall be deemed not to be outstanding.

                  If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and Original Issue Discount and interest (including Contingent Cash Interest), if any, or cash interest on such Notes shall cease to accrue; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture.

                  If a Note is converted in accordance with Article XVI, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding and Original Issue Discount and interest (including Contingent Cash Interest), if any, or cash interest shall cease to accrue on such Note.

                  "Pari Passu Indebtedness" means any indebtedness of the Company that is pari passu in right of payment to the Notes.

                  "Permitted Junior Payment" means any payment or other distribution to the holders of the Notes of securities of the Company or any other entity that are equity securities (other than Preferred Stock or Redeemable Capital Stock) or are subordinated in right of payment to all Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated to Senior Indebtedness.

                  "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

                  "Principal Amount at Maturity" of a Note means the principal amount at maturity as set forth on the face of the Note.

                  "Record Date" means either a Regular Record Date or a Contingent Cash Interest Record Date.

                  "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise,

                  (i) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final stated maturity of the principal of the Notes,

                  (ii) is redeemable at the option of the holder thereof at any time prior to such final stated maturity (other than upon a change in control of the Company in circumstances where the Holders of the Notes would have similar rights), or

                  (iii) is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof.

                  "Redemption Date" or "redemption date" means the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.

                  "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 6 of the Notes.

                  "Sale Price" of Common Stock on any date means (a) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated or (b) in the absence of such quotation, such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully-informed buyer, acting on his own accord, would pay to a fully-informed seller, acting on his own accord in an arm's-length transaction, for a share of such Common Stock.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on, and all other obligations owing by the Company in respect of, whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes, the following:

                  (i) Indebtedness of the Company (including the Company's obligations arising from the Company's guarantee of Indebtedness) to banks, insurance companies, financial institutions and other entities evidenced by credit or loan agreements, notes or other written obligations;

                  (ii) all other Indebtedness of the Company (including the Company's obligations arising from the Company's guarantee of the Indebtedness of others) other than the Notes, whether outstanding on the Issue Date or thereafter created, incurred or assumed, which is

                           (a)      for money borrowed; or

                           (b) evidenced by a note, security, debenture, bond or similar instrument or guarantee thereof;

                  (iii) the Company's obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or in respect of any lease or related document (including a purchase agreement) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or effectively guarantees a minimum residual value of the leased property to the landlord and the Company's obligations under such lease or related document to purchase or cause a third party to purchase such leased property;

                  (iv) the Company's obligations under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements;

                  (v) all of the Company's obligations in respect of the deferred purchase price of property (but excluding any portion thereof constituting amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable, and amounts owed by the Company for compensation to employees); and

                  (vi) all of the Company's obligations for reimbursement on account of any letters of credit, bankers acceptances, bank guarantees and other similar instruments.

                  Notwithstanding the foregoing, "Senior Indebtedness" shall not include

                  (i) Indebtedness that is contractually subordinate or junior in right of payment to any of the Company's Indebtedness;

                  (ii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company;

                  (iii) Indebtedness which is represented by Redeemable Capital Stock;

                  (iv) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness;

                  (v) Indebtedness of the Company to a subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's subsidiaries;

                  (vi) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company;

                  (vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture; and

                  (viii) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

                  "Senior Representative" means the agent, indenture trustee or other trustee or representative for any holders of Senior Indebtedness.

                  "Subordinated Indebtedness" means indebtedness of the Company that is contractually subordinated in right of payment to the Notes.

                  "Time of Determination" means the time and date of the earlier of (a) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 16.07 or 16.08 hereof applies and (b) the Ex-Dividend Time.

                  "Trading Day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on any Business Day.

                  "Trading Price" means per $1,000 Principal Amount at Maturity of Notes, on any date, the average of the secondary market bid quotations for $1,000 Principal Amount at Maturity of the Notes obtained by the Bid Solicitation Agent for $2,500,000 Principal Amount at Maturity of Notes at approximately 4:00 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, one bid shall be used; and provided further that if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,500,000 Principal Amount at Maturity of Notes from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price per $1,000 Principal Amount at Maturity of Notes shall be deemed to be less than 98% of the product of (a) the Conversion Rate on such date and (b) the Closing Sale Price on such date.

                  (b) Definitions of the following terms in this First Supplemental Indenture may be found in the Sections indicated as follows:

Term                                                 Defined in Section
----                                                 ------------------
"Accreted Conversion Price Per Share"                Exhibit A

"Associate"                                          Section 11.09(a)

"Average Security Market Price"                      Section 2.02(e)(i)

"Base Indenture"                                     Recitals

"Bid Solicitation Agent"                             Section 3.05

"Change in Control"                                  Section 11.09(a)

"Change in Control Purchase Date"                    Section 11.09(a)

"Change in Control Purchase Notice"                  Section 11.09(c)

"Change in Control Purchase Price"                   Section 11.09(a)

"Company"                                            Preamble

"Company Notice"                                     Section 11.08(b)

"Contingent Cash Interest Payment Date"              Section 2.02(e)(ii)

"Contingent Cash Interest Record Date"               Section 2.02(e)(ii)

"Conversion Agent"                                   Section 3.05

"Conversion Date"                                    Section 16.02

"Conversion Rate"                                    Section 16.01

"Depository"                                         Section 2.01(a)

"Defaulted Interest"                                 Section 3.07

"Dividend Threshold Amount"                          Section 16.09

"Ex-Dividend Date"                                   Section 16.08(b)

"Expiration Time"                                    Section 16.10

"First Supplemental Indenture"                       Preamble

"Future Supplemental Indenture"                      Recitals

"Global Notes"                                       Section 2.01(a)

"Initial Period"                                     Section 18.03(c)

"Indenture"                                          Recitals

"Non-payment Default"                                Section 18.03(b)

"Notes"                                              Recitals

"Payment Blockage Period"                            Section 18.03(b)

"Payment Default"                                    Section 18.03(a)

"Post-Distribution Price"                            Section 16.08(b)

"Purchase Date"                                      Section 11.08(a)

"Purchase Notice"                                    Section 11.08(a)

"Purchase Price"                                     Section 11.08(a)

"Purchased Shares"                                   Section 16.10(i)

"Regular Cash Dividends"                             Exhibit A

"Relevant Value"                                     Section 2.02(e)(i)

"Rights"                                             Section 16.21

"Rights Agreement"                                   Section 16.21

"Semiannual Period"                                  Section 2.02(e)(i)

"Senior Subordinated Convertible Notes due 2034"     Section 2.02(a)

"Special Record Date"                                Section 3.07(a)

"Tax Original Issue Discount"                        Section 17.02(a)

"Trustee"                                            Preamble

                                   ARTICLE II

                           FORM AND TERMS OF THE NOTES

SECTION 2.01 Form Generally.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the forms of Exhibits A-1 and A-2 attached hereto, which are a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 Principal Amount at Maturity and any integral multiple thereof.

                  The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (a) Global Notes. The Notes shall be issued initially in the form of one or more fully registered global notes (the "Global Notes") substantially in the form of Exhibit A-1 attached hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with The Depository Trust Company, New York, New York (the "Depository") and registered in the name of Cede & Co., the Depository's nominee, duly executed by the Company, authenticated by the Trustee. The aggregate Principal Amount at Maturity of Outstanding Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  The Global Notes may not be transferred except by the Depository, in whole or in part, to another nominee of the Depository or to a successor of the Depository or its nominee. If at any time (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice, (ii) the Company in its sole discretion decides to discontinue use of the system of book-entry transfer through the Depository (or any successor of the Depository) or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes under the Indenture, then the Company shall execute, and the Trustee shall, upon receipt of a Company Order for authentication, authenticate and deliver, definitive Notes in an aggregate principal amount equal to the Principal Amount at Maturity of such Global Notes.

                  (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to the Global Notes deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that shall be registered in the name of the Depository or the nominee of the Depository and shall be delivered by the Trustee to the Depository or pursuant to the Depository's written instructions.

                  Depository participants shall have no rights either under this Indenture or with respect to any Global Notes held on their behalf by the Depository or under such Global Notes. The Depository shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the record owner of such Global Note for all purposes under this Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and the Depository participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

                  (c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A-2 attached hereto, but without including the text referred to therein as applying only to Global Notes. Except as provided above in subsection (a), owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of definitive Notes.

                  (d) Transfer and Exchange of the Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with this

Indenture and the procedures of the Depository. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

SECTION 2.02 Terms of the Notes.

                  THE FOLLOWING TERMS RELATING TO THE NOTES ARE HEREBY
ESTABLISHED:

                  (a) Title. The Notes shall constitute a series of Securities having the title "Senior Subordinated Convertible Notes due 2034."

                  (b) Principal Amount. The aggregate Principal Amount at Maturity of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05 or 3.06 of the Indenture) shall be $582,249,000.

                  (c) Stated Maturity. The entire outstanding Principal Amount of Maturity at the Notes shall be due and payable, unless accelerated, redeemed or required to be repurchased or converted pursuant to the Indenture, on January 15, 2034.

                  (d) Interest

                           (i) The rate at which the Notes shall bear cash interest shall be 1.4813% per annum on the Principal Amount at Maturity of the Notes; the date from which interest shall accrue on the Notes shall be December 29, 2003, or the most recent Interest Payment Date to which cash interest has been paid or provided for until January 15, 2009; the Interest Payment Dates for cash interest for the Notes shall be January 15 and July 15 of each year, beginning July 15, 2004; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest, which shall be the December 31 or June 30, as the case may be, next preceding such Interest Payment Date. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

                           (ii) Original Issue Discount, in the period during which a Note remains Outstanding, shall accrue at 3.75% per annum of the Issue Price plus any previously accrued Original Issue Discount, beginning on January 15, 2009, on a semiannual bond equivalent basis using a 360-day year of twelve 30-day months.

                  (e) Contingent Interest

                           (i) Contingent Cash Interest. The Company shall make Contingent Cash Interest payments to the Holders during any six-month period from January 16 and July 15 and from July 16 to January 15, beginning with the six-month period commencing on January 16, 2009 (each, a "Semiannual Period") if, but only if, the Average Security Market Price for the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Semiannual Period equals 120% or more of the Relevant Value per Note. During any Semiannual Period when Contingent Cash Interest is payable pursuant to this Section 2.02(e), each Contingent Cash Interest payment due and payable on each $1,000 Principal Amount at Maturity of Notes for the applicable Semiannual Period, shall equal the annual rate of 0.25% of the Average Security Market Price for the five Trading Day measuring period referred to in the preceding sentence. Contingent Cash Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

                  As used in this Section 2.02(e), "Relevant Value" means the sum of the Issue Price, accrued Original Issue Discount and accrued cash interest, if any, on such Note to the day immediately preceding the first day of the applicable Semiannual Period. "Average Security Market Price" means, on any date, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity of Notes obtained by the Bid Solicitation Agent for $2,500,000 Principal Amount at Maturity of Notes at approximately 4:00 p.m., New York City time, on such date from at least one independent nationally recognized securities dealer (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, that if (a) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,500,000 Principal Amount at Maturity of Notes from a nationally recognized securities dealer or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes as of such date, then the Average Security Market Price for such date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five Trading Days ending on such date, appropriately adjusted, without duplication, to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section
                  16.06. 16.07, 16.08, 16.09 or 16.10 hereof (subject to the conditions set forth in Section 16.12 hereof).

                  The Original Issue Discount of the Notes will continue to accrue whether or not Contingent Cash Interest payments are made.

                           (ii) Payment of Contingent Cash Interest; Contingent Cash Interest Rights Preserved. If payable, Contingent Cash Interest on a Note shall be paid to the Person who is the Holder of that Note on the 15th day preceding the last day of the applicable Semiannual Period (the "Contingent Cash Interest Record Date"). Such payments shall be paid on the last day of the Semiannual Period (in each case, a "Contingent Cash Interest Payment Date"). Each payment of Contingent Cash Interest on any Note shall be paid (A) if such
                  Note is held in the form of a Global Note, in the same-day funds by transfer to an account maintained by the payee located inside the United States, or (B) if such Note is held in the form of a certificated Note, by check, mailed to the address of such Holder as set forth in the Security Register. In the case of a Global Note, interest payable on any Contingent Cash Interest Payment Date will be paid to the

                  Depositary for the purpose of permitting the Depository to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

                  Upon determination that Holders of Notes will be entitled to receive Contingent Cash Interest during a Semiannual Period, the Company will issue a press release and use its reasonable best efforts to post such information on its website or through such other public medium as the Company may use at the time.

                  The Company may unilaterally increase the amount of interest or Contingent Cash Interest it is required to pay but shall have no obligation to do so.

SECTION 2.03 Calculations.

                  For the sole benefit of the Holders of the Notes, the following Section 1.13 shall apply to the Notes:

                  Section 1.13 Calculations.

                  The calculation of the Purchase Price, Change in Control Purchase Price, Conversion Rate, Sale Price of the Common Stock and each other calculation to be made hereunder shall be the obligation of the Company. All calculations made by the Company as contemplated pursuant to this Section 1.13 or otherwise pursuant to the Notes shall be final and binding on the Company and the Holders absent manifest error. The Trustee, Paying Agent and Conversion Agent shall not be obligated to recalculate, recompute or confirm any such calculations.

SECTION 2.04 Application of Section 3.03 of the Indenture.

                  For the sole benefit of the Holders of the Notes, the words "under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries" in the first paragraph of Section 3.03 of the Base Indenture shall not apply.

SECTION 2.05 Registration, Registration of Transfer and Exchange.

                  For the sole benefit of the Holders of the Notes, the first paragraph of Section 3.05 of the Base Indenture shall not apply, but the following paragraph shall apply in its place:

                  The Company shall cause to be kept at the office of the Security Registrar designated pursuant to this Section 3.05 or Section 10.02 a register (being the combined register of the Security Registrar and Co-Security Registrars and herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and for transfers of Notes. The Company shall maintain a Paying Agent where Notes may be presented for purchase or payment. The Company shall maintain an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Company shall also appoint a bid solicitation agent (the "Bid Solicitation Agent") to act pursuant to Section 2.02(e) of this First Supplemental Indenture when necessary. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

                  The Company shall enter into an appropriate agency agreement with any Security Registrar or Co-Security Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Security Registrar, Paying Agent, Conversion Agent or when necessary a Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07 hereof. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Security Registrar, Conversion Agent or Co-Security Registrar. None of the Company or any Subsidiary or any Affiliate of the Company or any Subsidiary may act as Bid Solicitation Agent.

                  The Company initially appoints the Trustee as Security Registrar, Conversion Agent and Paying Agent in connection with the Notes.

SECTION 2.06 Payment of Interest; Interest Rights Reserved.

                  For the sole benefit of the Holders of the Notes, Section 3.07 of the Base Indenture shall not apply and the following Section 3.07 shall apply in its place:

                  SECTION 3.07 Payment of Interest; Interest Rights Reserved.

                  Cash or Contingent Cash Interest on any Note that is payable in cash, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the Person in whose name that Note is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of cash interest or Contingent Cash Interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Record Date or, if no such instructions have been received, by check mailed to the payee at its address set forth on the Security Registrar's books. In the case of a permanent Global Note, cash interest or Contingent Cash Interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Note to the accounts of the beneficial owners thereof.

                  Except as otherwise specified with respect to the Notes, any cash interest or Contingent Cash Interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest," which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall be paid by the Company, at its election in each case (x) to the Holder as of a Special Record Date, as determined in accordance with clause (a) below, or (y) in the manner set forth in clause (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date (as defined herein) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (a) provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Holders maintained pursuant to Section 3.05 hereof not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b) of this Section 3.07.

                  (b) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 3.07 and
Section 3.05 hereof, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to cash and Contingent Cash Interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.07 Satisfaction and Discharge.

                  For the sole benefit of the Holders of the Notes, Article IV of the Base Indenture shall not apply and the following Article IV shall apply in its place:

                                   ARTICLE IV
                             DISCHARGE OF INDENTURE

                  SECTION 4.01 Discharge of Liability on Notes.

                  When (a) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 3.06 hereof) for cancellation or (b) all outstanding Notes have become due and payable and the Company irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent cash or, if expressly permitted by the terms of the Notes or the Indenture, Common Stock sufficient to pay all amounts due and owing on all Outstanding Notes (other than Notes replaced pursuant to Section 3.06 hereof), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, upon a Company Order, subject to Sections 6.03 and 6.07 hereof, which sections shall survive such discharge, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on written demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel complying with Section 1.02 of the Base Indenture and at the cost and expense of the Company.

                  SECTION 4.02 Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

SECTION 2.08 Events of Default.

                  For the sole benefit of the Holders of the Notes, Subsection
5.01 of the Base Indenture Subsections (a) through (g) thereof in their entirety shall not apply and the following Subsections (a) through (f) shall apply in its place:

                  (a) default in the payment of the Principal Amount at Maturity, Redemption Price, Purchase Price or Change in Control Purchase Price on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise; or

                  (b) default in the payment of any cash interest, including Contingent Cash Interest, under the Notes when it becomes due and payable, and, other than in respect of any interest, including Contingent Cash Interest due and payable at Maturity, continuance of such default for a period of thirty (30) days; or

                  (c) failure by the Company to comply with any of the other agreements in the Notes or the Indenture (other than those referred to in clauses (a) and (b) above) upon the Company's receipt of written notice of such default from the Trustee or from Holders of not less than 25% in aggregate Principal Amount at Maturity of the Outstanding Notes, and the Company's failure to cure (or obtain a waiver of) such default within 60 days after the Company receives such written notice; or

                  (d) (i) the Company or any Subsidiary defaults in the payment of principal of any Indebtedness when due (after giving effect to any applicable grace period) and the aggregate principal amount of such Indebtedness at such time exceeds $10,000,000, or (ii) the Company or any Subsidiary defaults under any Indebtedness which default results in such Indebtedness being accelerated or declared due and payable, and the aggregate principal amount of such Indebtedness so accelerated or declared due and payable exceeds $10,000,000 upon the receipt of written notice of such default from the Trustee or from Holders of not less than 25% in aggregate Principal Amount at Maturity of the Outstanding Notes and such acceleration or declaration has not been rescinded or annulled or such Indebtedness repaid within a period of 10 days after receipt by the Company of a written notice from the Trustee; provided, however, that if any such default specified in (i) or (ii) shall be cured, waived, rescinded or annulled or such Indebtedness repaid then the Event of Default by reason thereof shall be deemed not to have occurred; or

                  (e) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case or proceeding;

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding or the commencement of any case against it;

                           (iii) consents to the appointment of a Custodian for
                  all or substantially all of its property;

                           (iv) makes a general assignment for the benefit of
                  its creditors;

                           (v) files a petition in bankruptcy or answer or
                  consent seeking reorganization or relief; or

                           (vi) consents to the filing of such petition or the
                  appointment of or taking possession by a Custodian; or

                  (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company in an
                  involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

                           (ii) appoints a Custodian of the Company or for all
                  or substantially all of its property; or

                           (iii) orders the winding up or liquidation of the
                  Company;

                  and such order or decree remains unstayed and in effect for 60 days.

SECTION 2.09 Acceleration of Maturity; Rescission and Annulment.

                  For the sole benefit of the Holders of the Notes, Section 5.02 of the Base Indenture shall not apply and the following Section 5.02 shall apply in its place:

                  SECTION 5.02. Acceleration of Maturity; Rescission and Annulment.

                  If an Event of Default (other than an Event of Default specified in Section 5.01(e) or (f) in respect of the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding by written notice to the Company and the Trustee, may declare the Issue Price plus accrued Original Issue Discount and any accrued and unpaid cash interest including Contingent Cash Interest, through the date of declaration on, all the Notes to be immediately due and payable. Upon such a declaration, such Issue Price plus accrued Original Issue Discount, and such accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 5.01(e) or
(f) occurs in respect of the Company and is continuing, the Issue Price plus accrued Original Issue Discount and any accrued and unpaid cash interest, including Contingent Cash Interest, on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount at Maturity of the Outstanding Notes, by written notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount and any accrued and unpaid cash interest, including Contingent Cash Interest, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 6.07 hereof have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 2.10 Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  For the sole benefit of the Holders of the Notes, Section 5.08 of the Base Indenture shall not apply and the following Section 5.08 shall apply in its place:

                  SECTION 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, or cash interest, including Contingent Cash Interest, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Date, and to convert the Notes in accordance with Article XVI hereof, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

SECTION 2.11 Waiver of Past Defaults.

                  For the sole benefit of the Holders of the Notes, Section 5.13 of the Base Indenture shall not apply and the following Section 5.13 shall apply in its place:

                  SECTION 5.13 Waiver of Past Defaults.

                  Subject to Section 5.02, the Holders of a majority in aggregate Principal Amount at Maturity of the Outstanding Notes, by written notice to the Trustee (and without notice to any other Holder), may on behalf of the Holders of all of the Notes waive an existing Default and its consequences except (a) an Event of Default described in Section 5.01(a) or (b), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected or (c) a Default which constitutes a failure to convert any Note in accordance with the terms of Article XVI. When a Default is waived, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 5.13 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 2.12 Notice of Defaults.

                  For the sole benefit of the Holders of the Notes, Section 6.02 of the Base Indenture shall not apply and the following Section 6.02 shall apply in its place:

                  Section 6.02. Notice of Defaults.

                  Within ninety (90) days after the occurrence of any default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders of Notes, as their names and addresses appear in the Security Register, notice of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Note of such series or in the payment of any sinking fund installment with respect to Notes of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Notes of such series.

SECTION 2.13 Consolidation, Merger, Conveyance, Transfer or Lease.

                  For the sole benefit of the Holders of the Notes, Article VIII of the Base Indenture shall not apply and the following Article VIII shall apply in its place:

                                  ARTICLE VIII
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

                  SECTION 8.01 When Company May Merge or Transfer Assets.

                  The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, nor will the Company permit any Subsidiary to enter into any such transaction or series of transactions (other than to the Company or another Subsidiary) if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other person or persons, unless:

                  (a) either (i) the Company or such Subsidiary shall be the surviving corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company or such Subsidiary substantially as an entirety (A) shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Subsidiary under the Notes and this Indenture;

                  (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The successor person formed by such consolidation or into which the Company or the applicable Subsidiary is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the applicable Subsidiary under this Indenture with the same effect as if such successor had been named as the Company or the applicable Subsidiary herein; and thereafter, except in the case of a lease and any obligations the Company or the applicable Subsidiary may have under a supplemental indenture pursuant to
Section 16.16 hereof, the Company or the applicable Subsidiary shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.03 hereof, the Company, the applicable Subsidiary, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company and the applicable Subsidiary.

SECTION 2.14 Supplemental Indentures Without the Consent of Holders.

                  For the sole benefit of the Holders of the Notes, Section 9.01 shall not apply and the following Subsections 9.01(a)-(i) shall apply in its place:

                  (a) to cure any ambiguity, omission, defect or internal inconsistency in the Indenture (as supplemented); or

                  (b) to comply with Article VIII or Section 16.16 hereof; or

                  (c) to secure the Company's obligations under the Notes and this Indenture; or

                  (d) to add to the Company's covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company; or

                  (e) to add a guarantor in respect of the Company's obligations hereunder; or

                  (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or

                  (g) to comply with the requirements of the SEC in order to effect or maintain qualification of the Indenture under the Trust Indenture Act, as contemplated by the Indenture or otherwise; or

                  (h) to make any change that does not adversely affect the rights of any Holders in any material respect (it being understood that any amendment described in clause (a) of this Section 9.01 made solely to conform this Indenture to the final prospectus supplement provided to investors in connection with the initial offering of the Notes will be deemed not to adversely affect the rights or interests of Holders); or

                  (i) to increase the amount of Contingent Cash Interest the Company is required to pay, or pay interest or other amounts the Company is not obligated to pay; or

                  (j) to take such other actions that the Indenture specifically permits the Company to take unilaterally without requiring any consent of the Holders.

SECTION 2.15 Supplemental Indentures With the Consent of Holders.

                  For the sole benefit of the Holders of the Notes, Subsections 9.02(a), (b) and (c) shall not apply and the following Subsections 9.02(a) through (m) shall apply in its place:

                  (a) reduce the percentage in Principal Amount at Maturity of Notes whose Holders must consent to an amendment; or

                  (b) make any change in the manner or rate of accrual of Original Issue Discount or cash interest, including Contingent Cash Interest, reduce the rate of cash interest, including Contingent Cash Interest, referred to in paragraph 1 of the Notes or extend the time for payment of Original Issue Discount or cash interest, including Contingent Cash Interest, if any, on any Note; or

                  (c) reduce the Principal Amount at Maturity, restated principal amount, Issue Price, accrued Original Issue Discount or cash interest, with respect to any Note, or extend the Stated Maturity of any Note; or

                  (d) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Note; or

                  (e) make any Note payable in money or securities other than that stated in the Note; or

                  (f) make any change in this Section 9.02, except to increase any percentage set forth therein; or

                  (g) make any change that adversely affects the right to convert any Note as provided in paragraph 9 of the Notes or pursuant to Article XVI in any material respect; or

                  (h) make any change that adversely affects the right to require the Company to purchase the Notes in accordance with the terms thereof and this Indenture in any material respect; or

                  (i) change the provisions of this Indenture that relate to modifying or amending this Indenture; or

                  (j) make any change to the provisions of the Indenture relating to the subordination of the Notes in any manner adverse to the Holders of the Notes in any material respect; or

                  (k) except as otherwise permitted under Article VIII, consent to the assignment or transfer by the Company of any of its rights and obligations hereunder; or

                  (l) make any change to the obligation of the Company to repurchase all or any part of the Notes in the event of a Change in Control in accordance with Section 11.09, including amending, changing or modifying any definitions with respect thereto; or

                  (m) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes.

SECTION 2.16 Payment of Notes.

                  For the sole benefit of the Holders of the Notes, Section
10.01 of the Base Indenture shall not apply and Section 10.03 shall not apply and the following Section 10.01 shall apply in its place:

                  SECTION 10.01 Payment of Notes.

                  The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to the Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, cash interest and Contingent Cash Interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

SECTION 2.17 Statement as to Compliance.

                  For the sole benefit of the Holders of the Notes, Section
10.05 of the Base Indenture shall not apply and the following Section 10.05 shall apply in its place:

                  Section 10.05 Statement as to Compliance.

                  The Company will deliver to the Trustee, within 60 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year, a written statement, which need not comply with Section 1.02, signed by the Chairman of the Board, the President, a Vice Chairman or a Vice President and by the Treasurer, an Assistant Treasurer, the Comptroller or an Assistant Comptroller of the Company, stating, as to each signer thereof, that

                  (a) a review of the activities of the Company during such quarter or year, as applicable, and of performance under this Indenture has been made under his supervision, and

                  (b) to the best of his knowledge, based on such review, (i) the Company has fulfilled all of its obligations under this Indenture through such quarter or year, as applicable, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof, and (ii) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

SECTION 2.18 Waiver of Compliance.

                  For the sole benefit of the Holders of the Notes, Section
10.06 of the Base Indenture shall not apply and the following Section 10.06 shall apply in its place:

                  SECTION 10.06 Waiver of Compliance.

                  The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.02, 10.05, 10.07, 10.08 or
10.09 if before the time for such compliance the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding shall notify the Company and the Trustee in writing that they elect to either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 2.19 Limitation on Senior Subordinated Indebtedness.

                  For the sole benefit of the Holders of the Notes, Section
10.07 shall be added to the Base Indenture as follows:

                  Section 10.07. Limitation on Senior Subordinated Indebtedness.

                  The Company will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company, unless such Indebtedness is (x) also pari passu in right of payment with the Notes or (y) subordinated in right of payment to the Notes at least to the same extent as the Notes are subordinated in right of payment to Senior Indebtedness, as set forth in this Indenture.

SECTION 2.20 SEC and Other Reports.

                  For the sole benefit of the Holders of the Notes, Section
10.08 shall be added to the Base Indenture as follows:

                  SECTION 10.08 SEC and Other Reports.

                  The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the provisions of Trust Indenture Act Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 2.21 Covenant to Comply With Securities Laws Upon Purchase of Notes.

                  For the sole benefit of the Holders of the Notes, Section
10.09 shall be added to the Base Indenture as follows:

                  SECTION 10.09. Covenant to Comply With Securities Laws Upon Purchase of Notes.

                  In connection with any offer to purchase or purchase of Notes under Section 11.08 or 11.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall to the extent applicable
(a) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 11.08 and 11.09 hereof to be exercised in the time and in the manner specified in Sections 11.08 and 11.09 hereof.

SECTION 2.22 Further Instruments and Acts.

                  For the sole benefit of the Holders of the Notes, Section
10.10 shall be added to the Base Indenture as follows:

                  Section 10.10. Further Instruments and Acts.

                  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 2.23 Redemption and Purchases.

                  For the sole benefit of the Holders of the Notes, Article XIV of the Base Indenture shall not apply and Article XI of the Base Indenture shall not apply and the following Article XI shall apply in its place:

                                   ARTICLE XI

                            REDEMPTION AND PURCHASES

                  Section 11.01 Right to Redeem; Notices to Trustee.

                  The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 6 and 8 of the Notes. Prior to January 15, 2009, the Company may not redeem the Notes. Beginning on January 15, 2009, the Company may redeem the Notes for cash in whole at any time, or in part from time to time. If the Company elects to redeem Notes pursuant to paragraph 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Notes to be redeemed, the Redemption Price and the amount of accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, payable on the Redemption Date.

                  The Company shall give the notice to the Trustee provided for in this Section 11.01 by a Company Order, at least 45 days before the Redemption Date (unless a shorter notice shall be reasonably satisfactory to the Trustee). If less than all the Outstanding Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee (or such other period reasonably satisfactory to the Trustee).

                  SECTION 11.02 Selection of Notes to Be Redeemed.

                  If less than all the Outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any securities exchange on which the Notes are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from Outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Notes that have denominations larger than $1,000.

                  Notes and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company in writing of the Notes or portions of Notes to be redeemed.

                  If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

                  SECTION 11.03 Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price, or if then not ascertainable, the manner of calculation thereof, and the amount of accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, to but not including the Redemption Date;

                  (c) the Conversion Rate;

                  (d) the name and address of the Paying Agent and Conversion Agent;

                  (e) that Notes called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

                  (f) that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 9 of the Notes;

                  (g) if applicable, the election of the Company (which, subject to the provisions of Article XVI of the Indenture, shall be irrevocable) to deliver shares of Common Stock or to pay cash in lieu of delivery of such shares with respect to any Notes that may be converted after mailing of such notice prior to the Redemption Date;

                  (h) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any;

                  (i) if fewer than all the Outstanding Notes are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Notes to be redeemed to the extent certificated;

                  (j) the amount of interest, if any, that will be paid in connection with such redemption and that, unless the Company defaults in making payment of such Redemption Price and any cash interest which is due and payable, Original Issue Discount or cash interest, including Contingent Cash Interest, will cease to accrue on and after the Redemption Date;

                  (k) the CUSIP number of the Notes; and

                  (l) any other information the Company desires, in its own discretion, to present.

                  At the Company's written request, the Trustee shall give the notice of redemption to Holders in the Company's name and at the Company's expense; provided, that the Company makes such request at least seven Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

                  SECTION 11.04 Effect of Notice of Redemption.

                  Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, to but not including the Redemption Date) stated in the notice except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price (together with accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, to but not including the Redemption Date) stated in the notice.

                  SECTION 11.05 Deposit of Redemption Price.

                  Prior to 10:00 a.m. New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid interest (either cash interest or Contingent Cash Interest, if any) to but not including the Redemption Date with respect to, all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article XVI hereof. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

                  SECTION 11.06 Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new
Note in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Note surrendered.

                  SECTION 11.07 Conversion Arrangement on Call for Redemption.

                  In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders of Notes, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of, and any accrued and unpaid interest (either cash interest or Contingent Cash Interest) with respect to, such Notes. Notwithstanding anything to the contrary contained in this Article XI, the obligation of the Company to pay the Redemption Prices of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XVI) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the second Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                  SECTION 11.08 Purchase of Notes at Option of the Holder for Cash.

                  (a) General. Notes shall be purchased by the Company pursuant to paragraph 7 of the Notes as of January 15, 2009, 2014, 2019, 2024 and 2029 (each, a "Purchase Date"), at the purchase price of $395.02 per $1,000 of Principal Amount at Maturity as of January 15, 2009, of $475.66 per $1,000 of Principal Amount at Maturity as of January 15, 2014, of $572.76 per $1,000 of Principal Amount at Maturity as of January 15, 2019, of $689.68 per $1,000 Principal Amount at Maturity as of January 15, 2024, and of $830.47 per $1,000 Principal Amount at Maturity as of January 15, 2029, in each case plus accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, to the Purchase Date (each, a "Purchase Price", as applicable), at the option of the Holder thereof, upon:

                  (i) delivery to the Paying Agent, by the Holder, of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

                           (A) the certificate number of the Note which the
                  Holder will deliver to the purchased (to the extent certificated),

                           (B) the portion of the Principal Amount at Maturity
                  of the Note which the Holder will deliver to be purchased, which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof, and

                           (C) that such Note shall be purchased as of the
                  Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Indenture; and

                  (ii) that the Holders will deliver such Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 11.08 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 11.08, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 11.08 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any,) promptly following the later of the Purchase Date and the time of delivery of the Note.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 11.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.10 hereof.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) The Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 11.08(a) hereof has been given, or a specified percentage thereof, may only be paid by the Company with cash equal to the aggregate Purchase Price of such Notes. The Company shall send a notice (the "Company Notice") to the Trustee and the Holders (and to beneficial owners as required by applicable law) not more than 60 Business Days and not less than 20 Business Days prior to such Purchase Date.

                  (c) Each Company Notice shall include a form of Purchase Notice to be completed by a Holder of Notes and shall state:

                  (i) the Purchase Price, the Conversion Rate and accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, that will be accrued and payable with respect to the Notes as of the Purchase Date;

                  (ii) the name and address of the Paying Agent;

                  (iii) that Notes as to which a Purchase Notice has been given may be converted pursuant to Article XVI hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price and accrued and unpaid cash interest (or accrued and unpaid Contingent Cash Interest), if any;

                  (v) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn, together with any cash interest payable or any Contingent Cash Interest payable with respect thereto, will be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in clause (iv);

                  (vi) the procedures the Holder must follow to exercise rights under this Section 11.08 and a brief description of those rights;

                  (vii) briefly, the conversion rights of the Notes and that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 9 of the Notes;

                  (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 11.10 hereof);

                  (ix) that, unless the Company defaults in making payment of such Purchase Price and cash interest, if any, Original Issue Discount and cash interest, including Contingent Cash Interest, if any, on Notes surrendered for purchase will cease to accrue on and after the Purchase Date; and

                  (x) the CUSIP number of the Notes.

                  At the Company's written request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company and the Trustee shall have no liability whatsoever with respect to the contents of such notice.

                  (d) Procedure upon Purchase. The Company shall deposit cash at the time and in the manner as provided in Section 11.11 hereof, sufficient to pay the aggregate Purchase Price of, and any accrued and unpaid interest including any Contingent Cash Interest, with respect to all Notes to be purchased pursuant to this Section 11.08.

                  SECTION 11.09 Purchase of Notes at Option of the Holder upon Change in Control.

                  (a) If there shall have occurred a Change in Control, Notes shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in paragraph 7 of the Notes (the "Change in Control Purchase Price"), as of the date that is no later than 30 Business Days after the occurrence of the Change in Control but in no event prior to the date on which such Change in Control occurs (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 11.09(c) hereof.

                  A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

                  (i) any "person" including its Affiliates or Associates (for the purpose of this Section 11.09 only, as the term "person" is used in
         Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than the Company, its Subsidiaries or their employee benefit plans, becomes the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the aggregate voting power of the Company's Capital Stock entitled under ordinary circumstances to elect at least a majority of its directors; or

                  (ii) the Company is consolidated with, or merged into, another Person or such other Person is merged into the Company (other than a transaction pursuant to which the holders of 50% or more of the total voting power of all shares of the Company's Capital Stock entitled to vote generally in the election of directors immediately prior to such transaction have, directly or indirectly, at least 50% or more of the total voting power of all capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors of such continuing or surviving corporation immediately after such transaction).

                  Notwithstanding the foregoing provisions of this Section 11.09, no Change of Control will be deemed to have occurred in connection with any merger or similar transaction the purpose of which is to change the state of incorporation of the relevant Person.

                  "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  (b) Within 15 days after the occurrence of a Change in Control or at the Company's option prior to such Change in Control but after it is publicly announced, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

                  (i) briefly, the events causing a Change in Control and the date of such Change in Control and that the purchase of the Notes by the Company may be conditioned on the occurrence of a Change in Control;

                  (ii) the date by which the Change in Control Purchase Notice pursuant to this Section 11.09 must be given;

                  (iii) the Change in Control Purchase Date;

                  (iv) the Change in Control Purchase Price and any accrued and unpaid cash interest payable with respect to the Notes as of the Change in Control Purchase Date;

                  (v) the name and address of the Paying Agent and the Conversion Agent;

                  (vi) the Conversion Rate and any adjustments thereto resulting from the Change in Control;

                  (vii) that Notes as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article XVI hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (viii) that Notes must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price and accrued and unpaid cash interest, if any;

                  (ix) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued and unpaid cash interest payable, including any Contingent Cash Interest, with respect thereto, will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Note as described in
         Section 11.09(b)(viii) hereof;

                  (x) briefly, the procedures the Holder must follow to exercise rights under this Section 11.09;

                  (xi) briefly, the conversion rights of the Notes;

                  (xii) the procedures for withdrawing a Change in Control Purchase Notice;

                  (xiii) that, unless the Company defaults in making payment of such Change in Control Purchase Price and cash interest, if any on Notes surrendered for purchase, Original Issue Discount and any cash interest on Notes surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

                  (xiv) the CUSIP number of the Notes.

                  (c) A Holder may exercise its rights specified in Section 11.09(a) hereof upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date, stating:

                  (i) the certificate number or numbers of the Note or Notes which the Holder will deliver to be purchased (to the extent certificated);

                  (ii) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (iii) that such Note shall be purchased pursuant to the terms and conditions specified in paragraph 7 of the Notes.

                  The delivery of such Note to the Paying Agent at any time after the delivery of the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 11.09 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 11.09, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 11.09 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid cash interest, if any), including Contingent Cash Interest, if any, promptly following the later of the Change in Control Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 11.09.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 11.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section
11.10 hereof.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  The Company shall not be required to comply with this Section
11.09 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance with this Section 11.09 and repurchases all Notes for which a Change in Control Purchase Notice shall be delivered and not withdrawn in accordance with this Section 11.09.

                  SECTION 11.10 Effect of Purchase Notice or Change in Control Purchase Notice.

                  Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 11.08(a) or Section 11.09(c) hereof, as applicable, the Holder of the Note in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest, including any Contingent Cash Interest, with respect to such Note. Such Purchase Price or Change in Control Purchase Price (which price reflects the Issue Price plus accrued Original Issue Discount) and accrued and unpaid cash interest, including Contingent Cash Interest, if any, shall be paid to such Holder, subject to receipt of funds and/or Notes by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Note (provided that the conditions in Section 11.08(a) or Section 11.09(c) hereof, as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 11.08(a) or Section 11.09(c) hereof, as applicable. Notes in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article XVI hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                  (a) the certificate number or numbers of the Note or Notes in respect of which such notice of withdrawal is being submitted,

                  (b) the Principal Amount at Maturity of the Note or Notes with respect to which such notice of withdrawal is being submitted, and

                  (c) the Principal Amount at Maturity, if any, of such Note which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph.

                  There shall be no purchase of any Notes pursuant to Section
11.08 or 11.09 hereof if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest or Contingent Cash Interest with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid cash interest or Contingent Cash Interest with respect to such Notes) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  SECTION 11.11 Deposit of Purchase Price or Change in Control Purchase Price.

                  Prior to 10:00 a.m., New York City time, on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and any accrued and unpaid cash interest including Contingent Cash Interest, if any, with respect to all the Notes or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

                  SECTION 11.12 Notes Purchased in Part.

                  Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested in writing by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Note so surrendered which is not purchased.

                  SECTION 11.13 Repayment to the Company.

                  The Trustee and the Paying Agent shall promptly return to the Company any cash that remain unclaimed as provided in paragraph 13 of the Notes, together with interest thereon (subject to the provisions of Section 6.06 hereof), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, or cash interest, if any, including Contingent Cash Interest, if any; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.11 hereof exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and the accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, with respect to, the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, whether as a result of withdrawal or otherwise, then promptly after the second Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest thereon (subject to the provisions of Section 6.06 hereof).

SECTION 2.24 Application of the Article of the Indenture Regarding Defeasance and Covenant Defeasance.

                  The provisions of Article XIII of the Base Indenture, including the provisions relating to defeasance and covenant defeasance of the Notes under Sections 13.02 and 13.03 thereof, respectively, shall not apply to the Notes.

SECTION 2.25 Conversions.

                  For the sole benefit of the Holders of the Notes, a new
Article XVI shall be added to the Base Indenture as follows:

                                   ARTICLE XVI

                                   CONVERSIONS

                  SECTION 16.01 Conversion Privilege.

                  A Holder of a Note may convert such Note into shares of Common Stock prior to the close of business on January 15, 2034, at the times permitted by, and subject to the provisions of this Article XVI and paragraph 9 of the Notes. Upon determination that Holders are or will be entitled to convert their Notes into Common Stock in accordance with paragraph 9 of the Notes, the Company will issue a press release and use its reasonable best efforts to post such determination on the Company's website or through such other public medium as the Company may use at that time. The number of shares of Common Stock issuable upon conversion of each $1,000 of Principal Amount at Maturity of Notes (the "Conversion Rate") shall be determined in accordance with the provisions of paragraph 9 of the Notes.

                  A Holder may convert a portion of the Principal Amount at Maturity of a Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

                  The Holders' rights to convert Notes into shares of Common Stock is subject to the Company's right to elect instead to pay each such Holder the amount of cash set forth in the next succeeding sentence, in lieu of delivering such shares of Common Stock, subject to the last sentence of this paragraph. The amount of cash to be paid pursuant to Section 16.02 hereof for each $1,000 Principal Amount at Maturity of a Note upon conversion shall be equal to the Average Sale Price of the Common Stock for the five consecutive Trading Days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company shall not have given a notice of redemption pursuant to Section 11.03 hereof, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash upon conversion, in either case, multiplied by the Conversion Rate in effect on such Conversion Date. The Company shall not pay cash in lieu of delivering shares of Common Stock upon the conversion of any Note pursuant to the terms of this Article XVI (other than cash in lieu of fractional shares pursuant to Section 16.03 hereof) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether such Note shall be converted into Common Stock or cash pursuant to Section 16.02 hereof) and is continuing an Event of Default (other than a default in a cash payment upon conversion of such Note).

                  SECTION 16.02 Conversion Procedure.

                  To convert a Note, a Holder must satisfy the requirements in paragraph 9 in the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). The Conversion Agent shall notify the Company of the Conversion Date within one Business Day following the Conversion Date. Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Trustee, written notice of whether such Note shall be converted into shares of Common Stock or paid in cash, unless the Company shall have previously delivered a notice of redemption pursuant to Section 11.03 hereof. If the Company shall have notified the Holder that all of such Notes shall be converted into shares of Common Stock, the Company shall deliver to the Holder through the Conversion Agent, as promptly as practicable but in any event no later than the tenth Business Day following the Conversion Date a certificate for the number of full shares of Common Stock deliverable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 16.03 hereof. Except as provided in the last sentence in the third paragraph of Section 16.01 hereof, if the Company shall have notified the Holder that all or a portion of such Note shall be paid in cash, the Company shall deliver to the Holder surrendering such Note the amount of cash payable with respect to such Note no later than the tenth Business Day following such Conversion Date, together with a certificate for the number of full shares of Common Stock deliverable upon the conversion (to the extent certificated) and cash in lieu of any fractional share determined pursuant to Section 16.03 hereof. Except as provided in the last sentence in the third paragraph of Section 16.01 hereof, at any time prior to Maturity, the Company may at its option elect by written notice to the Trustee and Holders of the Notes that upon conversion of a Note at any time following the date of such notice, the Company shall be required to deliver cash in an amount at least equal to the accreted principal amount of the Notes converted. If the Company makes this election, it will also be required to deliver cash only in connection with any Principal Value Conversion (as defined in the Note) pursuant to the second paragraph of paragraph 9 of the Note. If shares of Common Stock are delivered as consideration, then the Person in whose name the certificate representing such shares is registered shall be treated as a stockholder of record of the Company on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

                  No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article XVI. On conversion of a Note, that portion of accrued Original Issue Discount or cash interest, if any, including Contingent Cash Interest, if any, attributable to the period from the Issue Date of the Note through but not including the Conversion Date, with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (or any cash payment in lieu thereof) (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof (except to the extent that Contingent Cash Interest are required to be paid in cash as provided in paragraph 9 of the Notes); and the Fair Market Value of such shares of Common Stock (or any cash payment in lieu thereof) (together with any such cash payment in lieu of fractional shares) shall be treated as delivered, to the extent thereof, first in exchange for accrued Original Issue Discount and cash interest, if any, including Contingent Cash Interest, if any, accrued through the Conversion Date, and the balance, if any, of such Fair Market Value of such Common Stock (or any cash payment in lieu thereof) (and any such cash payment in lieu of fractional shares) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof. Notwithstanding the foregoing, accrued cash interest, if any, including Contingent Cash Interest, if any, will be payable upon conversion of Notes made concurrently with or after acceleration of Notes following an Event of Default.

                  If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of all of the Notes converted.

                  If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered on the next succeeding day that is a Business Day.

                  A Note surrendered for conversion based on (a) the Common Stock price may be surrendered for conversion on a Conversion Date at any time after March 31, 2004 as more fully described in paragraph 9 of the Notes, (b) the Note being called for redemption may be surrendered for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time, (c) the Trading Price may be surrendered for conversion any time prior to Maturity during the five Business Day period after any five consecutive Trading Day Period in which the Trading Price is at certain levels more fully described in paragraph 9 of the Notes, and (d) upon the occurrence of certain corporate transactions more fully described in paragraph 9 of the Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction, and if such day is not a Business Day, the next occurring Business Day following such day; but in each of clauses (a), (b), (c) and (d) above, in no event later than the close of business on January 15, 2034.

                  Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Note surrendered.

                  SECTION 16.03 Fractional Shares.

                  The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Sale Price of the Common Stock, on the last Trading Day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.

                  SECTION 16.04 Taxes on Conversion.

                  If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name and any income tax which is imposed on the Holder as a result of the conversion. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Company from any tax withholding or directing the withholding of any tax required by law or regulations.

                  SECTION 16.05 Company to Provide Stock.

                  The Company shall, prior to issuance of any Notes under this
Article XVI, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

                  All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

                  The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

                  SECTION 16.06 Adjustment for Change in Capital Stock.

                  Except as set forth in Section 16.16 hereof, if, after the Issue Date of the Notes, the Company:

                  (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other Capital Stock;

                  (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (c) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (d) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article XVI with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article XVI.

                  SECTION 16.07 Adjustment for Rights Issue.

                  Except as set forth in Sections 16.16 and 16.21 hereof, if after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days of the issue date for each distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                 R' = R (O + N)
                                      --------------
                                      (O + (N x P)/M)

                  where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 16.07 is being applied.

                  N = the number of additional shares of Common Stock offered pursuant to the distribution.

                  P = the offering price per share of the additional shares.

                  M = the Average Sale Price.

                  The Board of Directors shall determine Fair Market Values for the purposes of this Section 16.07.

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 16.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

                  No adjustment shall be made under this Section 16.07 if the application of the formula stated above in this Section 16.07 would result in a value of R' that is equal to or less than the value of R.

                  SECTION 16.08 Adjustment for Other Non-Cash Distributions.

                  (a) If, after the Issue Date of the Notes, the Company distributes to all holders of its Common Stock any of its non-cash assets, excluding distributions of Capital Stock or equity interests referred to in
Section 16.08(b), or debt securities or any rights, warrants or options to purchase securities of the Company (including securities but excluding distributions of Capital Stock referred to in Section 16.06 and distributions of rights, warrants or options referred to in Section 16.07) the Conversion Rate shall be adjusted in accordance with the formula:

                                   R' = R x M
                                        ------
                                        M - F

                                   where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  M = the Average Sale Price.

                  F = the Fair Market Value (on the record date for the distribution to which this Section 16.08(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 16.08(a) is being applied.

                  The Board of Directors shall determine Fair Market Values for the purposes of this Section 16.08(a).

                  The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution to which this Section 16.08(a) applies.

                  (b) If, after the Issue Date of the Notes, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

                               R' = R x (1 + F/M)

                  where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  M = the average of the Post-Distribution Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

                  F = the Fair Market Value of the securities distributed in respect of each share of Common Stock in the distribution to which this Section 16.08(b) applies, which shall be determined by multiplying the number of securities distributed in respect of each share of Common Stock in the distribution by the average of the Post-Distribution Prices of those securities for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

                  "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

                  (c) In the event that, with respect to any distribution to which this Section 16.08 would otherwise apply, the difference "M-F" as defined in the formula set forth in this Section 16.08 is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by

Section 16.08 shall not be made and in lieu thereof the provisions of Section
16.16 shall apply to such distribution.

                  SECTION 16.09 Adjustment for Cash Distributions.

                  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, excluding (i) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary or (ii) any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in respect of any quarter does not exceed $0.09625 (as such $0.09625 shall be adjusted for specific changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions) (the "Dividend Threshold Amount"), then, in such case, the Conversion Rate shall be increased so that the Conversion Rate shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such record date; and

                  (ii) the denominator of which shall be the Current Market Price on such record date less the amount of cash so distributed applicable to one share of Common Stock (determined as set forth below), such adjustment to be effective immediately prior to the opening of business on the day following the record date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the Record Date. If any such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 16.09 as a result of a distribution that is a quarterly cash dividend, such adjustment shall be only based upon the amount by which such distribution exceeds the Dividend Threshold Amount. If an adjustment is required to be made as set forth in this
Section 16.09 above as a result of a distribution that is not a quarterly cash dividend, such adjustment shall be based upon the full amount of the distribution. If an adjustment or readjustment is made to the Conversion Rate pursuant to this Article XVI (other than any adjustment pursuant to this Section 16.09), an appropriate inversely proportional adjustment shall be made to the Dividend Threshold Amount.

                  SECTION 16.10 Adjustment for Tender Offers or Exchange Offers.

                  In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the average of the Closing Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the average of the Closing Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the average of the Closing Sale Price of a share of Common Stock for each of the 10 consecutive Trading Days next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                  SECTION 16.11 When Adjustment May Be Deferred.

                  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the 1% threshold is met.

                  All calculations under this Article XVI shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

                  SECTION 16.12 When No Adjustment Required.

                  No adjustment need be made for a transaction referred to in
Section 16.06, 16.07, 16.08, 16.09, 16.10 or 16.16 hereof if Holders of Notes may participate in the transaction. Such participation by Holders of Notes may include participation without conversion or upon conversion; provided, that, if such participation is upon conversion, an adjustment shall be made at such time as the Holders are no longer entitled to participate.

                  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  Unless otherwise required by a provision of this Article XVI, no adjustment need be made for a change in the par value or no par value of the Common Stock.

                  To the extent the Notes become convertible into cash, assets, property or securities (other than Capital Stock of the Company), subject to paragraph 9 of the Notes, pursuant to this Article XVI, no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

                  No adjustment will be made pursuant to this Article XVI that would result, through the application of two or more provisions hereof, in the duplication of any adjustment.

                  SECTION 16.13 Notice of Adjustment.

                  Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders of Notes a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice of adjustment and an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Company, the Conversion Agent will promptly mail such notice to Holders of Notes at the Company's expense. The Officers' Certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility and shall have no liability with respect to any such certificate and the calculations relating to such adjustment except the duty and responsibility to exhibit the same to any Holder desiring inspection thereof.

                  SECTION 16.14 Voluntary Increase.

                  The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Holders of Notes and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 16.06, 16.07, 16.08, 16.09, 16.10 or 16.16 hereof.

                  SECTION 16.15 Notice of Certain Transactions.

                  If:

                  (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 16.06, 16.07, 16.08, 16.09 or 16.10 hereof (unless no adjustment is to occur pursuant to Section 16.12 hereof); or

                  (b) the Company takes any action that would require a supplemental indenture pursuant to Section 16.16; or

                  (c) there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders of Notes and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  SECTION 16.16 Reorganization of Company; Special
Distributions.

                  If the Company is a party to a transaction subject to Article VIII hereof (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Notes shall, no later than the closing date of such transaction, enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Notes is an Affiliate of the successor company, that issuer shall, no later than the closing date of such transaction, join in the supplemental indenture.

                  The supplemental indenture shall provide that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder was not a constituent Person or an Affiliate of a constituent Person to such transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article XVI. The successor Company shall mail to Holders of Notes a notice briefly describing the supplemental indenture.

                  If this Section applies, none of Sections 16.06, 16.07, 16.09 nor 16.10 hereof shall apply.

                  If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 16.08 hereof, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Note that converts such Note in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                  SECTION 16.17 Company Determination Final.

                  Whenever adjustments to the Conversion Rate are called for pursuant to Article XVI, such adjustments shall be made to the Conversion Rate as may be necessary or appropriate to effectuate the intent of this Article XVI and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  Any determination that the Company or the Board of Directors must make pursuant to Section 16.03, 16.06, 16.07, 16.08, 16.09, 16.10, 16.11,
16.12, 16.16 or 16.19 hereof is conclusive.

                  SECTION 16.18 Trustee's Adjustment Disclaimer.

                  The Trustee has no duty to determine when an adjustment under this Article XVI should be made, how it should be made or what it should be and shall have no liability with respect to the calculation of such adjustment. The Trustee has no duty to determine whether a supplemental indenture under Section
16.16 hereof need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article XVI. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 16.18 as the Trustee.

                  SECTION 16.19 Simultaneous Adjustments.

                  If more than one issuance, distribution, subdivision, tender offer or combination or other event to which Article XVI applies occurs during the period applicable for calculating adjustments to the Conversion Rate, such adjustments shall be calculated for such period in a manner determined by the Board of Directors to most appropriately reflect the combined impact of such issuance, distribution, tender offer, subdivision or combination or other event on the Conversion Rate of the Common Stock during such period.

                  SECTION 16.20 Successive Adjustments.

                  After an adjustment to the Conversion Rate under this Article XVI, any subsequent event requiring an adjustment under this Article XVI shall cause an adjustment to the Conversion Rate as so adjusted.

                  SECTION 16.21 Rights Issued in Respect of Common Stock Issued Upon Conversion.

                  Each share of Common Stock issued upon conversion of Notes pursuant to this Article XVI shall be entitled to receive the appropriate number of Common Stock or Preferred Stock purchase rights, as the case may be (the "Rights"), if any, that all shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). If such Rights Agreement requires that each share of Common Stock issued upon conversion of Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in the foregoing sections of this Article XVI, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Notes as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights. Notwithstanding the foregoing, if a Holder of Notes exercising its right of conversion after the distribution of Rights pursuant to a "Rights Agreement" is not entitled to receive the Rights that would otherwise be attributable (but for the date of conversion) to the shares of Common Stock to be received upon such conversion, if any, the Conversion Rate will be adjusted as though the Rights were being distributed to holders of Common Stock on the Conversion Date. If such an adjustment is made and such Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on a equitable basis.

SECTION 2.26 Tax Matters.

                  For the sole benefit of the Holders of the Notes, a new
Article XVII shall be added to the Base Indenture as follows:

                                  ARTICLE XVII

                                   TAX MATTERS

                  SECTION 17.01 Tax Treatment.

                  The parties hereto hereby agree, and each Holder and each beneficial owner of a Note, by purchasing or holding a Note or a beneficial interest in a Note hereby agrees (in the absence of a change in applicable law requiring a contrary treatment):

                  (i) to treat the Notes as indebtedness of the Company for all United States federal income tax purposes; and

                  (ii) to treat the Notes as debt instruments that are subject to U.S. Treasury Regulation section 1.1275-4(b).

                  Notwithstanding any other provision of this Indenture, from the commencement of discussions with respect to the transactions contemplated hereby, each party (and each employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Indenture and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws, and the ability of each party and their respective representatives, Affiliates, employees, officers, directors or other agents to consult any tax advisor, including an independent tax advisor, regarding the tax treatment or tax structure of the transactions hereunder (and any transactions related thereto) shall not be restricted or limited in any manner.

                  SECTION 17.02 Comparable Yield and Projected Payment Schedule.

                  Solely for purposes of applying U.S. Treasury Regulation
section 1.1275-4 to the Notes:

                  (a) for United States federal income tax purposes, ordinary interest income shall accrue with respect to Outstanding Notes as tax original issue discount ("Tax Original Issue Discount") according to the "noncontingent bond method," as set forth in U.S. Treasury Regulation section 1.1275-4(b) using a comparable yield of 7.00%, compounded semiannually, and the projected payment schedule attached as Annex 1 to this Indenture;

                  (b) the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount that the Company determines to be relevant under the Internal Revenue Code of 1986, as amended, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment; and

                  (c) the Company acknowledges and agrees, and each Holder and each beneficial owner of a Note, by purchasing or holding a Note or beneficial interest in a Note, shall be deemed to acknowledge and agree that (in the absence of an administrative determination or judicial ruling to the contrary)
(i) each Holder and each beneficial owner of a Note shall be bound by the Company's determination of the projected payment schedule and comparable yield within the meaning of U.S. Treasury Regulation Section 1.275-4(b), (ii) the comparable yield means the yield at which the Company would issue, as of the Issue Date, a fixed rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the Notes, (iii) the projected payment schedule is determined on the basis of an assumption of compound stock price growth, (iv) the fair market value of Common Stock received by a Holder or beneficial owner of a Note upon conversion of such Note shall be treated as a contingent payment under U.S. Treasury Regulation section 1.1275-4(b), (v) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation section 1.1275-4(b)(4) to the Notes, and (vi) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Notes.

SECTION 2.27 Subordination of Notes.

                  For the sole benefit of the Holders of the Notes, a new
Article XVIII shall be added to the Base Indenture as follows:

                                  ARTICLE XVIII

                             SUBORDINATION OF NOTES

                  Section 18.01. Notes Subordinate to Senior Indebtedness.

                  The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XVIII, the Indebtedness represented by the Note, including Original Issue Discount, and the payment of the principal of, premium, if any, and interest, including Contingent Cash Interest, if any, on, the Note are hereby expressly made subordinate and subject in right of payment as provided in this Article XVIII to the prior payment in full of all Senior Indebtedness.

                  This Article XVIII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they and each of them may enforce such provisions.

                  Section 18.02. Payment Over of Proceeds Upon Dissolution, etc.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, commenced by or against the Company or in respect of its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

                  (i) the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due on or in respect of Senior Indebtedness before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character (excluding any Permitted Junior Payment) on account of the principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Notes; and

                  (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding any Permitted Junior Payment), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article XVIII shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (iii) in the event that, notwithstanding the foregoing provisions of this Section 18.02, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding any Permitted Junior Payment), in respect of principal, premium, if any, and interest, including Contingent Cash Interest, if any on the Notes before all Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding any Permitted Junior Payment) shall be paid over or delivered forthwith to the liquidating trustee or agent or other Person making payments or distributions of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 18.02 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in
Article VIII.

                  Section 18.03. Suspension of Payment When Designated Senior Indebtedness in Default.

                  (a) Unless Section 18.02 shall be applicable, upon the occurrence and during the continuance of any default in the payment of any Designated Senior Indebtedness beyond any applicable grace period (a "Payment Default") and after the receipt by the Trustee from a Senior Representative of holders of any Designated Senior Indebtedness of written notice of such default, no payment or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding any Permitted Junior Payment) may be made by the Company on account of the principal of, premium, if any, or interest, including Contingent Cash Interest, if any, on, the Notes, or on account of the purchase, redemption or other acquisition of or in respect of, the Notes unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full, after which the Company shall (subject to the other provisions of this Article XVIII) resume making any and all required payments in respect of the Notes, including any missed payments.

                  (b) Unless Section 18.02 shall be applicable, (1) upon the occurrence and during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated immediately (a "Non-payment Default") and (2) after the receipt by the Trustee and the

Company from a Senior Representative of holders of any Designated Senior Indebtedness of written notice of such Non-payment Default, no payment or distribution of any assets of the Company of any kind or character (excluding any Permitted Junior Payment) may be made by the Company on account of the principal of, premium, if any, or interest on, the Notes, or on account of the purchase, redemption or other acquisition of, or in respect of, the Notes for the period specified below ("Payment Blockage Period").

                  (c) The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a Senior Representative of holders of Designated Senior Indebtedness and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full, or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to any Designated Senior Indebtedness that existed on the date of the commencement of any Payment Blockage Period can be made the basis for the commencement of a second Payment Blockage Period. The Company shall deliver a written notice to the Trustee promptly after the date on which any Non-payment Default is cured or waived or ceases to exist or on which the Designated Senior Indebtedness related thereto is discharged or paid in full, and the Trustee is authorized to act in reliance on such notice and shall have no liability with respect thereto.

                  (d) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section 18.03, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Indebtedness or as a court of competent jurisdiction shall direct.

                  Section 18.04. Payment Permitted if No Default.

                  Nothing contained in this Article XVIII, elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, receivership, reorganization, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 18.02 or under the conditions described in Section 18.03, from making payments at any time of principal of, premium, if any, or interest on the Notes.

                  Section 18.05. Subrogation to Rights of Holders of Senior Indebtedness.

                  After the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest, including Contingent Cash Interest, if any, on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article XVIII, and no payments over pursuant to the provisions of this Article XVIII to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company and its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                  Section 18.06. Provisions Solely to Define Relative Rights.

                  The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article XVIII or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company and its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest, including Contingent Cash Interest, if any, on, the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company, other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XVIII of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 18.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 18.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 18.03(d).

                  Section 18.07. Trustee to Effectuate Subordination.

                  Each Holder of a Note by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XVIII and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

                  Section 18.08. No Waiver of Subordination Provisions.

                  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this
Section 18.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article XVIII or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article V of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this
Article XVIII.

                  Section 18.09. Notice to Trustee.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article XVIII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from a Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section by Noon, New York City time, on the Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest, including Contingent Cash Interest, if any on any Note), then, anything herein contained to the contrary notwithstanding, but without limiting the rights and remedies of the holders of Senior Indebtedness, a Senior Representative or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such time and date; nor shall the Trustee be charged with knowledge of the curing of any default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect and, in the case of any written notice under Section 18.03 from a Senior Representative of any Designated Senior Indebtedness, written confirmation thereof from such Senior Representative.

                  (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XVIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person and the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  Section 18.10. Reliance on Judicial Orders or Certificates.

                  Upon any payment or distribution of assets of the Company referred to in this Article XVIII, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding in respect of the Company is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, or a certificate of a Senior Representative, delivered to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVIII, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article XVIII.

                  Section 18.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XVIII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XVIII shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 6.07.

                  Section 18.12. Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" as used in this Article XVIII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article XVIII in addition to or in place of the Trustee; provided, however, that
Section 18.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                  Section 18.13. No Suspension of Remedies.

                  Nothing contained in this Article XVIII shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article V of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article XVIII of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                  Section 18.14. Trustee's Relation to Senior Indebtedness.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVIII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article XVIII against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall in good faith mistakenly (absent gross negligence or willful misconduct) pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this
Article XVIII or otherwise.

                                   ARTICLE III

                                  MISCELLANEOUS

SECTION 3.01 Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 3.02 Successors and Assigns.

                  All covenants and agreements in this First Supplemental Indenture by the Company shall bind their respective successors and assigns, whether so expressed or not.

SECTION 3.03 Benefits of Indenture.

                  Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION 3.04 Governing Law.

                  This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 3.05 Separability.

                  In case any provision in this First Supplemental Indenture, including the Notes, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.06 Counterparts.

                  This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same First Supplemental Indenture.

SECTION 3.07 Ratification.

                  The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

SECTION 3.08 Annexes and Exhibits.

                  All annexes and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

SECTION 3.09 Effectiveness.

                  The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the date first above written.

                                                 SUNTRUST BANK,
                                                  as Trustee

                                                 By:  /s/ B.A. Donaldson
                                                     ---------------------------
                                                     Name:  B.A. Donaldson
                                                     Title: Vice President

                                                 ROPER INDUSTRIES, INC.

                                                 By:  /s/ Martin S. Headley
                                                     ---------------------------
                                                     Name:  Martin S. Headley
                                                     Title: Vice President and
                                                            Chief Financial
                                                            Officer

                                     ANNEX 1
                           PROJECTED PAYMENT SCHEDULE*

   Period Ending                          Projected Payment per $1,000 Principal
                                          Amount at Maturity of Notes*
December 29, 2003
    July 15, 2004                                         8.07
 January 15, 2005                                         7.41
    July 15, 2005                                         7.41
 January 15, 2006                                         7.41
    July 15, 2006                                         7.41
 January 15, 2007                                         7.41
    July 15, 2007                                         7.41
 January 15, 2008                                         7.41
    July 15, 2008                                         7.41
 January 15, 2009                                         7.41
    July 15, 2009                                           --
 January 15, 2010                                           --
    July 15, 2010                                           --
 January 15, 2011                                           --
    July 15, 2011                                           --
 January 15, 2012                                           --
    July 15, 2012                                         0.66
 January 15, 2013                                         0.69
    July 15, 2013                                         0.71
 January 15, 2014                                         0.74
    July 15, 2014                                         0.76
 January 15, 2015                                         0.79
    July 15, 2015                                         0.82
 January 15, 2016                                         0.85
    July 15, 2016                                         0.88
 January 15, 2017                                         0.91
    July 15, 2017                                         0.94
 January 15, 2018                                         0.98
    July 15, 2018                                         1.01
 January 15, 2019                                         1.05
    July 15, 2019                                         1.09
 January 15, 2020                                         1.13
    July 15, 2020                                         1.17
 January 15, 2021                                         1.21
    July 15, 2021                                         1.25
 January 15, 2022                                         1.30
    July 15, 2022                                         1.34
 January 15, 2023                                         1.39
    July 15, 2023                                         1.44
 January 15, 2024                                         1.49

                                    Annex 1-1

   Period Ending                          Projected Payment per $1,000 Principal
                                          Amount at Maturity of Notes*
   July 15, 2024                                         1.56
January 15, 2025                                         1.60
   July 15, 2025                                         1.66
January 15, 2026                                         1.72
   July 15, 2026                                         1.78
January 15, 2027                                         1.84
   July 15, 2027                                         1.91
January 15, 2028                                         1.98
   July 15, 2028                                         2.05
January 15, 2029                                         2.12
   July 15, 2029                                         2.20
January 15, 2030                                         2.28
   July 15, 2030                                         2.36
January 15, 2031                                         2.44
   July 15, 2031                                         2.53
January 15, 2032                                         2.62
   July 15, 2032                                         2.72
January 15, 2033                                         2.81
   July 15, 2033                                         2.91
January 15, 2034                                         3.02
Terminal Value at Maturity                           2,500.51

* The comparable yield and the schedule of projected payments are determined on the basis of an assumption of compound stock price growth and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Notes for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on Notes.

                                    Annex 1-2

                                                                       EXHIBIT A

                                   EXHIBIT A-1
                          [FORM OF FACE OF GLOBAL NOTE]

                  THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1271, 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS OF TREASURY REGULATION SECTION 1.1275-4. THE ISSUE PRICE OF THIS NOTE IS $395.02 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000 AT MATURITY; THE ISSUE DATE IS DECEMBER 29, 2003; THE COMPARABLE YIELD IS 7.00% PER ANNUM, COMPOUNDED SEMIANNUALLY; THE PROJECTED PAYMENT SCHEDULE IS ATTACHED AS ANNEX 1 TO THE INDENTURE; AND THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES IS $2,248.95 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000 AT MATURITY, BASED ON THE PROJECTED PAYMENT SCHEDULE AND DETERMINED WITHOUT TAKING INTO ACCOUNT ANY ADJUSTMENTS PURSUANT TO TREASURY REGULATION SECTION 1.1275-4(b).

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                     A-1-1

                             ROPER INDUSTRIES, INC.
                  SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2034

No. 1                                       CUSIP: 776696 AA 4
Issue Date: December 29, 2003
Issue Price: $395.02                        Original Issue Discount: $604.98
(for each $1,000 Principal Amount at        (for each $1,000 Principal Amount at
Maturity)                                   Maturity)

                  ROPER INDUSTRIES, INC., a Delaware corporation (herein called the "Company"), promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of five hundred eighty-two million and two hundred forty-nine thousand dollars ($582,249,000) on January 15, 2034.

                  This Note shall not bear interest except as specified on the other side of this Note. Original Issue Discount will accrue as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

                  Additional provisions of this Note are set forth on the other side of this Note.

                                     A-1-2

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                          ROPER INDUSTRIES, INC.

                                          By:___________________________________
                                          Title:

Dated: December 29, 2003

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

SUNTRUST BANK,
as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture.

By: ________________________
      Authorized Signatory

                                     A-1-3

                       [FORM OF REVERSE SIDE OF ALL NOTES]
                 SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2034

1.       Interest.

                  The Company promises to pay interest in cash on the Principal Amount at Maturity of this Note at the rate per annum of 1.4813% from the Issue Date, or from the most recent date to which interest has been paid or provided for, until January 15, 2009. During such period, the Company will pay cash interest semiannually in arrears on January 15 and July 15 of each year (each an "Interest Payment Date") beginning July 15, 2004 to Holders of record at the close of business on each December 31 and June 30 (whether or not a business day) (each a "Regular Record Date") immediately preceding such Interest Payment Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  After January 15, 2009, this Note shall not bear interest, except as specified in this paragraph or in paragraphs 5 and 10 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section
5.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof , upon the Stated Maturity of this Note or otherwise) or if cash interest (including Contingent Cash Interest, if any) due hereon or any portions of such cash interest is not paid when due in accordance with paragraph 5 or 10 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.75% per annum of the Issue Price plus any previously accrued Original Issue Discount, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount or cash interest on such overdue amounts.

                  Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Note), in the period during which a Note remains Outstanding, shall accrue at 3.75% per annum of the Issue Price plus any previously accrued Original Issue Discount, beginning on January 15, 2009, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months.

2.       Method of Payment.

                  Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. In addition, the Company will pay cash interest from the Issue Date until January 15, 2009, as more fully described in paragraph 1 hereof or Contingent Cash Interest as more fully described in paragraph 5 below. The

                                     A-1-4

Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       Paying Agent, Conversion Agent, Security Registrar and Bid Solicitation
Agent.

                  Initially, SunTrust Bank, a Georgia banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent, Security Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or Co-Security Registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4.       Indenture.

                  The Company issued the Notes pursuant to an Indenture dated as of November 28, 2003, as supplemented by the First Supplemental Indenture dated as of December 29, 2003 (collectively, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

                  The Notes are general unsecured and senior subordinated obligations, of the Company, limited to $582,249,000 aggregate Principal Amount at Maturity (subject to Section 3.06 of the Indenture). Subject to Section 10.07 of the Indenture, the Indenture does not limit other Indebtedness of the Company, secured or unsecured.

5.       Contingent Cash Interest.

                  Subject to the conditions of the Indenture and the accrual and record date provisions specified in this paragraph 5, the Company shall pay Contingent Cash Interest to the Noteholders during any Semiannual Period, with the initial six-month period commencing on January 16, 2009, if, but only if, the Average Security Market Price for the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Semiannual Period equals 120% or more of the Relevant Value of such Note.

                  Contingent Cash Interest, if any, will accrue and be payable to Holders of this Note as of the Contingent Cash Interest Record Date. Original Issue Discount will continue to accrue at 3.75% of the Issue Price plus any previously accrued Original Issue Discount whether or not Contingent Cash Interest is paid.

                  The amount of Contingent Cash Interest payable per $1,000 Principal Amount at Maturity hereof in respect of any Semiannual Period shall equal the annual

                                     A-1-5
rate of 0.25% of the Average Security Market Price for the five Trading Day measuring period.

                  Upon determination that Holders of Notes will be entitled to receive Contingent Cash Interest during a Semiannual Period, the Company shall issue a press release and use its reasonable best efforts to post such information on its web site or through such other public medium it may use at the time.

                  The Company shall also notify the Trustee of the declaration of any Regular Cash Dividends and the related record and payment dates.

                  "Regular Cash Dividends" means any quarterly cash dividends on the Company's Common Stock as declared by the Company's Board of Directors as part of its cash dividend payment practices and that are not designated by them as extraordinary or special or other nonrecurring dividends.

6.       Redemption at the Option of the Company.

                  No sinking fund is provided for the Notes. The Notes are redeemable for cash as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at the Redemption Prices set forth below; provided that the Notes are not redeemable prior to January 15, 2009.

                  The table below shows Redemption Prices of a Note per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Note redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the immediately preceding date in the table to, but not including, the Redemption Date.

                  [Remainder of page intentionally left blank]

                                     A-1-6

                                                                                                  (3)
                                                                             (2)               Redemption
                                                     (1)               Accrued Original          Price
             Redemption Date                   Note Issue Price         Issue Discount         (1) + (2)
-------------------------------------          ----------------        ----------------        ----------
January 15,
2009................................             $ 395.02                  $   0.00             $  395.02
2010................................             $ 395.02                  $  14.95             $  409.97
2011................................             $ 395.02                  $  30.47             $  425.49
2012................................             $ 395.02                  $  46.58             $  441.60
2013................................             $ 395.02                  $  63.29             $  458.31
2014................................             $ 395.02                  $  80.64             $  475.66
2015................................             $ 395.02                  $  98.64             $  493.66
2016................................             $ 395.02                  $ 117.33             $  512.35
2017................................             $ 395.02                  $ 136.72             $  531.74
2018................................             $ 395.02                  $ 156.85             $  551.87
2019................................             $ 395.02                  $ 177.74             $  572.76
2020................................             $ 395.02                  $ 199.42             $  594.44
2021................................             $ 395.02                  $ 221.92             $  616.94
2022................................             $ 395.02                  $ 245.27             $  640.29
2023................................             $ 395.02                  $ 269.51             $  664.53
2024................................             $ 395.02                  $ 294.66             $  689.68
2025................................             $ 395.02                  $ 320.77             $  715.79
2026................................             $ 395.02                  $ 347.86             $  742.88
2027................................             $ 395.02                  $ 375.98             $  771.00
2028................................             $ 395.02                  $ 405.16             $  800.18
2029................................             $ 395.02                  $ 435.45             $  830.47
2030................................             $ 395.02                  $ 466.88             $  861.90
2031................................             $ 395.02                  $ 499.51             $  894.53
2032................................             $ 395.02                  $ 533.37             $  928.39
2033................................             $ 395.02                  $ 568.51             $  963.53
At stated maturity..................             $ 395.02                  $ 604.98             $1,000.00

7.       Purchase by the Company at the Option of the Holder for Cash.

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices, plus accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the day immediately preceding such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.

                                     A-1-7

Purchase Date                             Price Purchase
----------------                          --------------
January 15, 2009                             $ 395.02
January 15, 2014                             $ 475.66
January 15, 2019                             $ 572.76
January 15, 2024                             $ 689.68
January 15, 2029                             $ 830.47

                  Notwithstanding anything herein or in the Indenture, the Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may only be paid in cash.

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Notes held by such Holder no later than 30 Business Days after the occurrence of a Change in Control of the Company, but in no event prior to the date on which such a Change in Control occurs, for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount and accrued and unpaid cash interest, if any, including Contingent Cash Interest, if any, to but not including the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

                  A third party may make the offer and purchase of the Notes in lieu of the Company in accordance with the Indenture.

                  Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  If cash sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount or cash interest (including Contingent Cash Interest), if any, shall cease to accrue on such Notes (or portions thereof) on such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, if any, upon surrender of such Note).

8.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid cash interest, if any, with respect to, all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, Original Issue Discount or cash interest

                                     A-1-8

(including Contingent Cash Interest), if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

9.       Conversion.

                  Conversion Based on Sale Price of Common Stock. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, Holders may convert the Notes into Common Stock on a Conversion Date in any fiscal quarter commencing at any time after March 31, 2004, if, as of the last day of the preceding fiscal quarter, the Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the most recently ended fiscal quarter, is greater than the conversion trigger price per share. The "conversion trigger price" for any fiscal quarter shall be 120% of the accreted conversion price per share (calculated without giving effect to accrued cash interest, if any) of Common Stock on the last day of such fiscal quarter. Once the foregoing condition is satisfied for any one fiscal quarter, then the Notes will thereafter be convertible at any time at the option of the Holder, through their maturity.

                  The "accreted conversion price per share" of Common Stock as of any day equals the quotient of:

                  - the Issue Price plus accrued Original Issue Discount, if any, to that day; divided by

                  - the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount at Maturity of Notes on that day pursuant to this paragraph 9 and
                           Article XVI of the Indenture.

                  Such accreted conversion price shall be calculated by the Company in accordance with Article XVI of the Indenture.

                  Conversion Upon Satisfaction of Trading Price Condition. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, Holders may convert Notes into Common Stock any time prior to Maturity during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 Principal Amount at Maturity of the Notes for each day of such five Trading Day period was less than 98% of the product of the Closing Sale Price and the Conversion Rate as of such Trading Day. Notwithstanding the foregoing, if, on the day prior to any conversion pursuant to the preceding sentence, the Closing Sale Price of the Common Stock is greater than the accreted conversion price per share but less than or equal to 120% of the accreted conversion price per share, the Holders of Notes surrendered for conversion shall receive, in lieu of Common Stock based on the Conversion Rate, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a

                                     A-1-9
value equal to the Issue Price plus accrued Original Issue Discount, accrued cash interest, if any, and accrued Contingent Interest, if any, as of the Conversion Date (a "Principal Value Conversion"). If a Holder surrenders its Notes for a Principal Value Conversion, the Company shall notify such Holder by the second Business Day following the Conversion Date whether the Company will pay such Holder in cash, Common Stock or a combination of cash and Common Stock, and in what percentage unless the Company has already provided such notice in connection with its optional redemption of the Notes pursuant to Article XI of the Indenture and paragraphs 6 and 8 hereof. Any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the accreted conversion price on the Conversion Date and the Applicable Stock Price as of the Conversion Date. The Company will then deliver such Common Stock and/or cash to such Holders surrendering Notes for conversion, no later than the third Business Day following the determination of the Applicable Stock Price. In connection with any conversion pursuant to this paragraph 9, the Trustee shall not have any obligation to determine the Trading Price of the Notes unless the Company has requested in writing such determination and shall have offered the Trustee indemnity reasonably satisfactory to it regarding such determination and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per Note would be less than 98% of the product of the Closing Sale Price of the Common Stock and the number of shares of Common Stock issuable upon conversion of such Note. At such time, the Company shall instruct the Trustee in writing to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per such Note is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate as of such Trading Day.

                  Conversion upon Redemption. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, a Holder may convert into Common Stock a Note or portion of a Note which has been called for redemption pursuant to paragraph 6 hereof, but such Notes may be surrendered for conversion only until the close of business on the second Business Day immediately preceding the Redemption Date.

                  Conversion Upon Certain Distributions. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 16.07 of the Indenture, or a dividend or a distribution described in Section 16.08 of the Indenture and, in the case of a dividend or distribution described in Section 16.08 of the Indenture, the sum of (a) the Fair Market Value, per share, of such dividend or distribution per share of Common Stock, and (b) the quotient of (1) the amount of Contingent Cash Interest paid on the Notes during the Measurement Period divided by (2) the number of shares of Common Stock issuable upon conversion of Notes at the Conversion Rate in effect at the Ex-Dividend Time, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Notes may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time

                                     A-1-10
for such dividend or distribution, and Notes may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place. For the purposes of this paragraph, the "Measurement Period" with respect to a dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such dividend.

                  Conversion Upon Occurrence of Certain Corporate Transactions. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 16.14 of the Indenture, the Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Note into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted its Note immediately prior to the transaction.

                  A Note in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  The initial Conversion Rate is 6.211 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in the case of certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock. The ability to surrender Notes for conversion will expire at the close of business on January 15, 2034.

                  Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be entitled to receive such interest, in lieu of Original Issue Discount or Contingent Cash Interest, payable on such Notes on the corresponding Interest Payment Date and (except Notes with respect to which the Company has mailed a notice of redemption) Notes surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest in lieu of Original Issue Discount or Contingent Cash Interest with respect thereto that the registered Holder is to receive.

                  To convert a Note, a Holder must (a) complete and manually sign the conversion notice (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(d) pay any transfer or similar taxes, if required.

                                     A-1-11

                  A Holder may convert a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Note, accrued Original Issue Discount and any accrued and unpaid cash interest, including Contingent Cash Interest, attributable to the period from the Issue Date through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (as cash in lieu thereof) (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the terms hereof; and the Fair Market Value of such shares of Common Stock (as cash in lieu thereof) (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount and any accrued and unpaid cash interest, including Contingent Cash Interest, accrued through the Conversion Date, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payments) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

                  The Conversion Rate will be adjusted in accordance with
Article XVI of the Indenture for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the Issue Date at less than the Sale Price of the Common Stock at the Time of Determination; distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions) and certain rights pursuant to stockholder rights plans; certain dividends or distributions of cash; and certain tender offers or exchange offers. The Company from time to time may voluntarily increase the Conversion Rate.

                  If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a
Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

10.      Defaulted Interest.

                  Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, and such Defaulted Interest shall be paid by the Company as provided for in Section 3.07 of the Indenture.

11.      Denominations; Transfer; Exchange.

                  The Notes are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder

                                     A-1-12
may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

12.      Persons Deemed Owners.

                  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13.      Unclaimed Money or Notes.

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

14.      Amendment; Waiver.

                  Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding and (b) certain Events of Default may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the Notes, the Company and the Trustee may amend the Indenture or the Notes as set forth in
Section 9.01 of the Indenture.

15.      Defaults and Remedies.

                  Under the Indenture, Events of Default include (a) default in the payment of any interest, including Contingent Cash Interest, under the Notes when it becomes due and payable, and continuance of such default for a period of thirty (30) days; (b) default in the payment of Principal Amount at Maturity, Redemption Price, Purchase Price or Change in Control Purchase Price on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise; (c) failure to comply with any of the other agreements in the Notes or the Indenture upon the Company's receipt of notice of such default from the Trustee or from Holders of not less than 25% in aggregate Principal Amount at Maturity of the Notes, and its failure to cure (or obtain a waiver of) such default within 60 days after the Company receives such notice; (d) default in the payment of principal when due

                                     A-1-13
or resulting in acceleration of other Indebtedness of the Company or any Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10 million, and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 10 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount at Maturity of the Notes, provided that, if any such default or acceleration is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; and (e) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Issue Price plus Original Issue Discount and any accrued and unpaid cash interest or any Contingent Cash Interest on the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

                  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default in payment of amounts specified in clause (a) or (b) above) if it determines that withholding notice is in their interests.

16.      Subordination.

                  The payment of principal of, premium, if any, and interest, including Contingent Cash Interest, if any, will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness whether outstanding on the Issue Date or thereafter incurred.

17.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.      No Recourse Against Others.

                  A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By

                                     A-1-14
accepting a Note, each Holder of the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19.      Authentication.

                  This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

20.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder of the Notes or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.      GOVERNING LAW.

                  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                     A-1-15

                  The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                  Roper Industries, Inc.
                  2160 Satellite Boulevard
                  Suite 200
                  Duluth, Georgia 30097
                  Attention: Investor Relations

                                     A-1-16

ASSIGNMENT FORM
To assign this Note, fill in the form below:

I or we assign and transfer this Note to

_____________________________________________________

_____________________________________________________

(Insert assignee's soc. sec. or tax ID no.)

_____________________________________________________

_____________________________________________________

_____________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint

_____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

CONVERSION NOTICE
To convert this Note into Common Stock of the Company, check the box: [ ]

To convert only part of this Note, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

$____________________________________________________

If you want the stock certificate made out in another Person's name, fill in the form below:

_____________________________________________________

_____________________________________________________

(Insert other Person's soc. sec. or tax ID no.)

_____________________________________________________

_____________________________________________________

_____________________________________________________

_____________________________________________________



                                     A-1-17

(Print or type other Person's name, address and zip code)

________________________________________________________________________________

Date: _____________________ Your Signature: ____________________________________

________________________________________________________________________________
       (Sign exactly as your name appears on the other side of this Note)

                                     A-1-18

                                   EXHIBIT A-2
                       [FORM OF FACE OF CERTIFICATED NOTE]

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1271, 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS OF TREASURY REGULATION SECTION 1.1275-4. THE ISSUE PRICE OF THIS NOTE IS $395.02 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000 AT MATURITY; THE ISSUE DATE IS DECEMBER 29, 2003; THE COMPARABLE YIELD IS 7.00% PER ANNUM, COMPOUNDED SEMIANNUALLY; THE PROJECTED PAYMENT SCHEDULE IS ATTACHED AS ANNEX 1 TO THE INDENTURE; AND THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES IS $2,248.95 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000 AT MATURITY, BASED ON THE PROJECTED PAYMENT SCHEDULE AND DETERMINED WITHOUT TAKING INTO ACCOUNT ANY ADJUSTMENTS PURSUANT TO TREASURY REGULATION SECTION 1.1275-4(b).

                             ROPER INDUSTRIES, INC.
                  SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2034

No. [  ]                                  CUSIP: 776696 AA 4
Issue Date: December 29, 2003
Issue Price: $                            Original Issue Discount: $604.98
(for each $1,000 Principal Amount at      (for each $1,000 Principal Amount at
Maturity)                                 Maturity)

                  ROPER INDUSTRIES, INC., a Delaware corporation (herein called the "Company"), promises to pay to Cede & Co. or registered assigns, the
Principal Amount at Maturity of [        ] ($[          ]) on January 15, 2034.

                  This Note shall not bear interest except as specified on the other side of this Note. Original Issue Discount will accrue as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

                  Additional provisions of this Note are set forth on the other side of this Note.

                                          ROPER INDUSTRIES, INC.

                                         By:  __________________________________
                                              Title:

                                         By:  __________________________________
                                              Title:

Dated:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
THE BANK OF NEW YORK,

as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture.

By: ________________________
    Authorized Signatory

                                      A-2-2

[FORM OF REVERSE SIDE OF CERTIFICATED NOTE IS THE SAME
THE FORM OF REVERSE SIDE OF GLOBAL NOTE]

                                      A-2-3